Exhibit 99.4

ZOETIS INC.
2013 EQUITY AND INCENTIVE PLAN
CASH AWARD
Zoetis Inc. (the “Company”) has granted to the person named below (the “Participant”), a cash award (“Cash Award”), subject to all of the terms, definitions and provisions of this Cash Award and the Zoetis Inc. 2013 Equity and Incentive Plan (the “Plan”), which is incorporated herein by reference, as follows:
Participant Name
Date of Grant
Number of Underlying Shares
Fair Market Value per Share on
Date of Grant:         per Share
Unless otherwise defined in this Cash Award, the terms used in this Cash Award shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Cash Award, the terms and conditions of the Plan will prevail.

1.Vesting Schedule.
(a)    Regular Vesting Schedule: Subject to any acceleration provisions contained in the Plan or set forth below, 100% of the Cash Award shall vest and be settled on the third anniversary of the Date of Grant (the “Settlement Date”); provided that, except as set forth in Section 1(b) below, this Award shall cease vesting immediately upon Participant’s Termination of Employment.
Except as set forth in Section 1(b) below, Cash Awards scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest on such date or occurrence unless Participant has continuously and actively been employed with, or providing services to, the Company or any of its Subsidiaries or Affiliates from the Date of Grant until the date such vesting occurs. For non-U.S. Participants and for purposes of this Award only, Termination of Employment will be deemed to be as of the date that Participant is no longer actively providing services and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole discretion to determine when Participant is no longer employed or providing services for purposes of this Award and participation in the Plan.
(b)    Accelerated or Special Vesting Conditions
Subject to the general provisions above, in the event of the following circumstances, the following vesting and settlement provisions shall apply:

Exhibit 99.4

(i)    Death. In the event of Participant’s Termination of Employment due to Participant’s death, 100% of the Cash Award will vest and be settled immediately upon such termination. The person named in Participant’s will or Participant’s beneficiary, as the case may be, will receive payment upon settlement of Participant’s Cash Award, subject to applicable law.
(ii)    Total and Permanent Disability. In the event of Participant’s Termination of Employment due to Participant’s Total and Permanent Disability (as defined below), 100% of the Cash Award will vest and be settled immediately upon such termination. For purposes of this Award, “Total and Permanent Disability” shall mean that Participant is receiving long-term disability benefits under the Company’s long-term disability program.
(iii)    Retirement. In the event of Participant’s Termination of Employment due to Participant’s Retirement (as defined below) on or after the first anniversary of the Date of Grant, a pro-rata portion of the Cash Award will vest and be settled immediately upon such Termination of Employment. For this purpose, the pro-rata portion of the Award that vests will be determined based on the number of days that Participant was an active Employee from the Date of Grant through the date of Participant’s Termination of Employment as compared to the total number of days from the Date of Grant to the Settlement Date. For purposes of this Award, “Retirement” means Participant has attained a minimum of sixty-five (65) combined years of age and service with the Company or any Affiliate and a minimum age of fifty-five (55).
(iv)    Termination as a Result of a Plant Closing or Restructuring Event. In the event of Participant’s Termination of Employment as a result of a plant closing or Restructuring Event (as defined below), a pro-rata portion of the Cash Award will vest and be settled immediately upon such Termination of Employment. For this purpose, the pro-rata portion of the Award that vests will be determined based on the number of days that Participant was an active Employee from the Date of Grant through the date of Participant’s Termination of Employment as compared to the total number of days from the Date of Grant to the Settlement Date. For purposes of this Award, a “Restructuring Event” means an involuntary Termination of Employment without Cause and not related to performance, that is the direct result of (i) a “restructuring event” as determined for financial statement reporting purposes, or (ii) a divestiture or sale of a site or a business/business unit of the Company or its Affiliates.
(v)    Termination without Cause or Resignation for Good Reason following a Change in Control. In the event of Participant’s Termination of Employment by the Company or an Affiliate without Cause (as defined below) or as a result of Participant’s resignation for Good Reason (as defined below), in either case, upon or within twenty-four (24) months following the consummation of a Change in Control, 100% of the Cash Award, as assumed or substituted by the acquiring company and adjusted to reflect the transaction if applicable will immediately vest and be settled upon such termination.
For purposes of this Award, “Cause” means (i) an act of dishonesty, fraud or misrepresentation made by Participant in connection with Participant’s responsibilities to the Company, (ii) Participant’s willful, material violation of any law or regulation applicable to the business of the Company; (iii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime that, in either case, has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company, (iv) Participant’s willful misconduct or gross

Exhibit 99.4

negligence in connection with carrying out Participant’s job responsibilities to the Company, (v) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; (vi) Participant’s willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; (vii) Participant’s violation or disregard of any Company policy that has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company; or (viii) Participant’s failure or refusal to perform Participant’s duties and responsibilities to the Company. For purposes of clarity, all references herein to the Company shall include references to any Affiliate and any successor to the Company or any Affiliate, and a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability.
For purposes of this Award, “Good Reason” means Participant’s resignation due to the occurrence of any of the following conditions which occurs without Participant’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material reduction of Participant’s base compensation (other than as part of an across-the-board salary reduction applicable to all similarly situated employees); (ii) a material reduction of Participant’s duties, authority, responsibilities or reporting relationship, relative to Participant’s duties, authority, responsibilities or reporting relationship as in effect immediately prior to such reduction; or (iii) the Company (or a successor, if appropriate) requires Participant to relocate to a facility or location more than twenty-five (25) miles away from the location at which Participant was working immediately prior to the required relocation and such relocation increases Participant’s one way commute by thirty (30) minutes or more during normal commuting hours and under typical traffic conditions.  In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within sixty (60) days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have thirty (30) days during which it may remedy the Good Reason condition. If the Good Reason condition is not remedied within such thirty (30) day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than thirty (30) days following the expiration of the Company’s thirty (30) day cure period.
(vi)    Delay for Key Employees. Notwithstanding the foregoing provisions of this Section 1(b), if Participant is a Key Employee (as determined pursuant to the definition of the term “Key Employee” in the Zoetis Supplemental Savings Plan), any amounts which constitute “deferred compensation” under Internal Revenue Code Section 409A payable in connection with Participant’s Termination of Employment shall not be paid upon such Participant’s Termination of Employment, but instead shall be paid on the day that is six months following such Participant’s Termination of Employment, or upon Participant’s death, if earlier.
2.    Company’s Obligation to Pay. This Cash Award, to the extent vested, represents the right to receive, for each underlying Share subject to this Award (as set forth on page 1 hereof) a cash lump sum payment equal to (i) the Fair Market Value of a Share on the vesting date minus (ii) the Fair Market Value of a Share on the Date of Grant. No Shares shall be issued to Participant with respect to the Cash Award. Unless and until the Cash Award has vested in the manner set forth in Section 1 above, Participant will have no right to payment under this Cash Award. Prior to actual payment of this Award, this Cash Award will represent an unsecured obligation of the Company,

Exhibit 99.4

payable (if at all) only from the general assets of the Company. The Cash Award will be automatically settled and paid to Participant in cash in a lump sum upon the Settlement Date ((or earlier date for settlement as provided in Section 1(b)) of this Cash Award, net of all applicable tax withholding obligations. Payment of this Cash Award shall be made through local payroll.
3.    Forfeiture upon Termination of Employment. Subject to Section 1(b) hereof, in the event of Participant’s Termination of Employment for any or no reason, the vesting of the Cash Award will immediately cease and the balance of the Cash Award that has not vested as of the date of Participant’s Termination of Employment and does not vest as a result of Participant’s Termination of Employment will be immediately forfeited without consideration. The Company shall have the sole discretion to determine when and under what circumstances Participant’s Termination of Employment occurs.
4.    Inappropriate Activity; Clawbacks.
(a)    Forfeiture for Inappropriate Activity. To the extent permitted by applicable law, if at any time Participant engages in any of the activities listed below, this Award (including any vested portion thereof) shall immediately terminate in its entirety and be forfeited without consideration. The activities subject to this paragraph are any activity inimical, contrary or harmful to the interests of the Company or any Affiliate, including, but not limited to: (A) conduct related to Participant’s employment for which either criminal or civil penalties against Participant may be sought, (B) violation of Company or any Affiliate policies, including, without limitation, the Company’s insider trading policy, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to a person or entity that is in competition with or acting against the interest of the Company or any Affiliate while employed by the Company or an Affiliate, (D) disclosing or misusing any confidential information or material concerning the Company or any Affiliate, or (E) participating in an attempted hostile takeover of the Company.
(b)    Clawback for Financial Restatement or Misconduct.     To the extent permitted by applicable law, (A) if either the grant or the compensation realized under this Award was based on the achievement of financial results that were subsequently materially restated (other than a restatement due to a change in accounting principles) and such restatement caused the Company to reissue previously audited financial statements and the related audit opinions, or (B) if Participant was determined to have altered the financial or operational results used to determine the amount earned under any Award under the Plan through fraud or material misconduct, then (i) any compensation realized by Participant under this Award within three years prior to the date of such financial restatement or determination of financial misconduct shall be recoverable by the Company, and (ii) all unpaid portions of this Award (whether or not vested) shall be cancelled and forfeited. In addition, with respect to circumstances or time periods not covered by the preceding sentence, the Company shall recover all or a portion of any compensation realized by Participant under this Award as defined in and to the extent required by regulations or stock exchange requirements adopted pursuant to the Dodd-Frank Act.
5.    Tax Obligations. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other taxes or social contributions, withholdings, required deductions, or other payments, if any, that arise upon the grant, vesting, or settlement of the Cash Award (“Tax-Related Items”), Participant acknowledges and

Exhibit 99.4

agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant agrees to make adequate provision for (and indemnify the Company and any Subsidiary or Affiliate for) any Tax-Related Items. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Award or any Tax-Related Items other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to applicable law, such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting, or settlement of this Award, or any bank or brokerage account. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Cash Award, including grant, vesting, or settlement; and (b) do not commit to and are under no obligation to structure the terms of the Cash Award or any aspect of the Cash Award to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that applicable laws may require varying Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation.  The Company is also not responsible or liable for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable laws. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In addition, the Company may require Participant to satisfy applicable tax withholding obligations by having the Company or the Employer withhold the required amount from Participant’s wages or other cash compensation, subject to applicable law.
6.    No Rights as Stockholder. No right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Award. No adjustment will be made, except as provided in Section 3.2 of the Plan.
7.    No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE CASH AWARD PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS CASH AWARD OR RECEIVING PAYMENT HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS CASH AWARD, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).
Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b)    the grant of Cash Awards is voluntary and occasional and does

Exhibit 99.4

not create any contractual or other right to receive future grants of Cash Awards, or benefits in lieu of Cash Awards even if Cash Awards have been granted repeatedly in the past; (c) all decisions with respect to future awards of Cash Awards, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Cash Awards and the cash payments subject to the Cash Awards are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Cash Awards and the cash payments subject to the Cash Awards are not intended to replace any pension rights or compensation; (g) the Cash Awards and the cash payments subject to the Cash Awards are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
9.    Address for Notices. Except as required under Section 14, any notice to be given to the Company under the terms of this Cash Award shall be addressed to the Company, in care of its General Counsel at Zoetis Inc., 100 Campus Drive, Florham Park, New Jersey 07932, or at such other address as the Company may hereafter designate in writing.
10.    Non-Transferability of Cash Award. The Cash Award shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.
11.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein and to the other terms and conditions of the Plan, this Cash Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.    Additional Conditions to Payment. If at any time the Company will determine, in its discretion, that any additional steps or qualification in relation to this Award under any state, federal or foreign law or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Award or payment thereunder to Participant (or his or her estate), such grant or payment will not occur unless and until such steps, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the grant of this Award or the delivery of the payment will violate any applicable laws, the Company will defer the grant of this Award or the delivery of payment until the earliest date at which the Company reasonably anticipates that the grant of this Award or the delivery of payment will no longer cause such violation. The Company shall have no obligation to satisfy the requirements of any such state, federal or foreign law or to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to treat this Award as outstanding or make any payment pursuant to this Award at any

Exhibit 99.4

time if the grant of this Award or payment pursuant to this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, this Award and on any payment made under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting or settlement of the this Award, if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the grant of this Award or the payment thereunder or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Award.
13.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Cash Award and to adopt such rules for the administration, interpretation and application of the Plan and this Cash Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of the Cash Award has vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Cash Award.
14.    Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to this Award, any future cash awards or other awards granted by the Company, whether under the Plan or otherwise, or any Company securities by electronic means. By accepting this Award, whether electronically or otherwise, Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance or terms and conditions. If Participant has received this Cash Award, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
15.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Cash Award.
16.    Severability. In the event that any provision in this Cash Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Cash Award.
17.    Modifications to the Cash Award and the Plan.
(a)    This Cash Award and the Plan constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Cash Award in reliance on any promises, representations, or inducements other than those contained herein.

Exhibit 99.4

(b)    In the event of a Change in Capitalization (as defined in Section 3.2 of the Plan), the Administrator shall make equitable adjustments to this Award as provided in Section 3.2 of the Plan. Except as provided in the preceding sentence, modifications to this Cash Award can be made only in an express written contract executed by a duly authorized officer of the Company.
(c)    The Administrator expressly reserves the right to terminate this Cash Award prior to the Settlement Date, in which case the Fair Market Value of the underlying Shares subject to this Cash Award shall be calculated for purposes of clause (i) of Section 2 hereof as if the Settlement Date was the trading day immediately prior to the date of such termination (without proration to reflect the shortened vesting period), and shall be settled immediately, provided, however, that if immediate settlement is not permitted under Section 409A of the Code, payment with respect to this Cash Award shall be paid to Participant at the earliest date permitted under Section 409A of the Code.
(d)    Notwithstanding anything to the contrary in the Plan or this Cash Award, the Company reserves the right to revise this Cash Award as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Cash Award.
(e)    Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time, subject to the terms of the Plan.

18.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Cash Award by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from this Award. Participant understands that the Company and its Affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Cash Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliates or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.
19.    Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that

Exhibit 99.4

may affect the value of the Cash Award or payment received (or the calculation of income or Tax-Related Items thereunder).
20.    Governing Law. This Cash Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Cash Award or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey, and agree that such litigation will be conducted in the state courts of Morris County, New Jersey, or the federal courts for the United States for the District of New Jersey, and no other courts.
21.    Acceptance of Award. By Participant’s acceptance of this Cash Award, Participant and the Company agree that this Cash Award is granted under and governed by the terms and conditions of this Cash Award and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this Cash Award. In addition, Participant acknowledges and agrees that Participant has reviewed the Plan and this Cash Award in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Cash Award and fully understand all provisions of the Plan and this Cash Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Cash Award. Participant further agrees to notify the Company upon any change in Participant’s residence address.